April 8, 1999                                                         Exhibit 16




Securities and Exchange Commission
Washington, D.C.  20549

RE:  Continental Investment Corporation
        File No. 0-3743

Dear Sir or Madam:

We have read Item 4 of the Form 8-K/A No. 1 of Continental Investment Corporation dated April 8, 1999, and agree with the statements contained therein.

Very truly yours,

GRANT THORNTON LLP